UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 358-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

As of March 17, 2010, Brady Corporation is currently contemplating raising capital through the issuance of senior debt instruments. If completed, Brady Corporation intends to use the net proceeds of the capital raised to refinance existing debt, to fund future acquisitions, and for general corporate purposes. Further details of the transaction will be disclosed upon completion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010	BRADY CORPORATION

/s/ Thomas J. Felmer
Thomas J. Felmer Senior Vice President & Chief Financial Officer